Exhibit 10.1

EXECUTION VERSION

INCREMENTAL FACILITY SUPPLEMENT AGREEMENT

This INCREMENTAL FACILITY SUPPLEMENT AGREEMENT, dated as of November [25], 2009 (this “Agreement”), is by and among each Lender with New Term Commitments signatory hereto (each, a “New Term Loan Lender” and, collectively, the “New Term Loan Lenders”), HAWKER BEECHCRAFT, INC. (“Holdings”), HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC (the “U.S. Borrower”), HAWKER BEECHCRAFT LIMITED (the “U.K. Borrower” and, together with the U.S. Borrower, the “Borrowers”), for purposes of Sections 9(b) and Section 19 hereof, the LOAN GUARANTORS listed on the signature papers hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse, Cayman Islands Branch), as administrative agent and collateral agent for the Lenders under the Credit Agreement (in such capacities, the “Agent”) and CREDIT SUISSE SECURITIES (USA) LLC and GOLDMAN SACHS CREDIT PARTNERS L.P., in their capacities as Joint Lead Arrangers (the “Joint Lead Arrangers”).

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement dated as of March 26, 2007 (as amended by that First Amendment to Credit Agreement dated as of December 19, 2008, by and among Holdings, the Borrowers, Goldman Sachs Credit Partners L.P. as auction manager, the Agent, and the other parties party thereto, and as amended by that Second Amendment to Credit Agreement dated as of November 6, 2009, by and among Holdings, the Borrowers, and the other parties party thereto, and as further amended, restated, supplemented, waived or otherwise modified through the date hereof, including by this Agreement, the “Credit Agreement”) by and among Holdings, the Borrowers, the other Loan Guarantors, the Lenders, the Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement;

WHEREAS, on the terms and subject to the conditions of the Credit Agreement, pursuant to Section 2.19 of the Credit Agreement, the U.S. Borrower hereby provides written notice to the Agent to request the establishment of a new Class of New Term Commitments in an aggregate principal amount of Two Hundred Million Dollars ($200,000,000); and

WHEREAS, on the terms and subject to the conditions of the Credit Agreement and this Agreement, the New Term Loan Lenders are willing to extend such credit to the U.S. Borrower.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

This Agreement is in respect of a new Class of New Term Commitments in an aggregate principal amount of Two Hundred Million Dollars ($200,000,000). The New Term Commitments evidenced by this Agreement constitute a new Class of Indebtedness permitted to be incurred pursuant to Section 6.01(b)(ii) of the Credit Agreement.

Each New Term Loan Lender commits to provide its respective New Term Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below.

Each New Term Loan Lender (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each New Term Loan Lender hereby agrees to make its New Term Commitment on the following terms and conditions:

1.	Increased Amount Date; Availability. The Increased Amount Date for the New Term Commitments shall be November 25, 2009. Each New Term Loan Lender severally agrees to make a loan (each such loan, a “Series A New Term Loan”; the New Term Commitments and the provisions herein related to the Series A New Term Loans collectively, the “Series A New Term Loan Facility”) in Dollars to the U.S. Borrower on the Increased Amount Date, in an amount equal to such New Term Loan Lender’s New Term Commitment. Amounts of Series A New Term Loans repaid or prepaid may not be reborrowed. To the extent not previously utilized, all New Term Commitments shall terminate at 5:00 p.m. New York City time on the Increased Amount Date.

2.	Rate of Interest. All Series A New Term Loans shall bear interest on the unpaid principal amount thereof from the date such Loans are made, (A) if a Base Rate Loan (a “Base Rate Series A New Term Loan”), at a rate per annum equal to the sum of (1) the Series A New Term Loan Base Rate as in effect from time to time and (2) the Applicable Rate for such Series A New Term Loan, and (B) if a Eurocurrency Loan (a “Eurocurrency Rate Series A Term Loan”), at a rate per annum equal to the sum of (1) the Series A New Term Loan Eurocurrency Rate determined for the applicable Eurocurrency Interest Period, (2) the Applicable Rate for such Series A New Term Loan as in effect from time to time during such Eurocurrency Interest Period and (3) if applicable, Mandatory Costs. The Applicable Rates for the Series A New Term Loans shall be a percentage per annum equal to: (i) for Eurocurrency Rate Series A New Term Loans, 8.50%, and (ii) for Base Rate Series A New Term Loans, 7.50%. For purposes of this Section 2, the “Series A New Term Loan Base Rate” shall mean at any time, the greater of (x) 3.00% per annum and (y) the Base Rate, and the “Series A New Term Loan Eurocurrency Rate” shall mean at any time, the greater of (X) 2.00% per annum and (Y) the Eurocurrency Rate.

3.	Maturity Date; Principal Payments; Voluntary Prepayments.

a.	The U.S. Borrower agrees that the maturity date for the Series A New Term Loans shall be the Term Loan Maturity Date, as in effect from time to time (the “Series A Maturity Date”). The U.S. Borrower promises to repay in Dollars the Series A New Term Loans on the dates and in the amounts set forth below (if the date specified below is not a Business Day, then the U.S. Borrower shall make such repayment on the immediately preceding Business Day):

Date	Amount
12/31/09	0.25% of all Series A New Term Loans made or deemed made hereunder
03/31/10	0.25% of all Series A New Term Loans made or deemed made hereunder
06/30/10	0.25% of all Series A New Term Loans made or deemed made hereunder
09/30/10	0.25% of all Series A New Term Loans made or deemed made hereunder
12/31/10	0.25% of all Series A New Term Loans made or deemed made hereunder
03/31/11	0.25% of all Series A New Term Loans made or deemed made hereunder
06/30/11	0.25% of all Series A New Term Loans made or deemed made hereunder
09/30/11	0.25% of all Series A New Term Loans made or deemed made hereunder
12/31/11	0.25% of all Series A New Term Loans made or deemed made hereunder
03/31/12	0.25% of all Series A New Term Loans made or deemed made hereunder
06/30/12	0.25% of all Series A New Term Loans made or deemed made hereunder
09/30/12	0.25% of all Series A New Term Loans made or deemed made hereunder
12/31/12	0.25% of all Series A New Term Loans made or deemed made hereunder
03/31/13	0.25% of all Series A New Term Loans made or deemed made hereunder
06/30/13	0.25% of all Series A New Term Loans made or deemed made hereunder
9/30/13	0.25% of all Series A New Term Loans made or deemed made hereunder
12/31/13	0.25% of all Series A New Term Loans made or deemed made hereunder
Series A Maturity Date	The entire remaining unpaid principal amount of Series A New Term Loans made or deemed made hereunder

The U.S. Borrower hereby unconditionally promises to pay to the Agent for the account of each New Term Loan Lender the then unpaid principal amount of and accrued and unpaid interest on each Series A New Term Loan made to the U.S. Borrower and owing to such New Term Loan Lender on the Series A Maturity Date. Scheduled installments of principal of the Series A New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Series A New Term Loans in accordance with the Credit Agreement.

b.	The U.S. Borrower may, upon prior notice to the Agent not later than 11:00 a.m. (New York City time) (i) at least three Business Days prior to the date of prepayment, in the case of any prepayment of Eurocurrency Rate Series A New Term Loans and (ii) at least one Business Day prior to the date of prepayment, in the case of any prepayment of Base Rate Series A New Term Loans, prepay without premium or penalty its Series A New Term Loans in Dollars, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurocurrency Rate Series A New Term Loan is made by the U.S. Borrower other than on the last day of an Interest Period for such Loan, the U.S. Borrower shall also pay any amounts owing pursuant to Section 2.14(e) of the Credit Agreement; provided, further, that each partial prepayment shall be in an aggregate amount not less than the Minimum Currency Threshold and that any such partial prepayment shall be applied to reduce the remaining installments of the outstanding principal amount of the Series A New Term Loans as directed by the U.S. Borrower. In connection with any optional prepayments of Series A New Term Loans by the U.S. Borrower, any voluntary prepayment thereof shall be applied first to Base Rate Series A New Term Loans to the full extent thereof before application to Eurodollar Rate Series A New Term Loans, in each case in a manner that minimizes the amount of any payments required to be made by the U.S. Borrower pursuant to Section 2.14(e) of the Credit Agreement. Upon the giving of any notice of prepayment, the principal amount of the Series A New Term Loans specified therein to be prepaid shall become due and payable on the date specified therein for such prepayment (except that any notice of prepayment in connection with the refinancing of all of the Facilities may be contingent upon the consummation of such refinancing).

4.	Fees. The U.S. Borrower agree to pay on the Increased Amount Date to the New Term Loan Lenders party to this Agreement as New Term Loan Lenders on the Effective Date, as fee compensation for the funding of such New Term Loan Lenders’ Series A New Term Loans, closing fees (collectively, the “Up-Front Closing Fees”) in an amount equal to 6.00% of the stated principal amount of such New Term Loan Lenders’ Series A New

Term Loans, payable from the proceeds of the Series A New Term Loans as and when funded on the Increased Amount Date. Such Up-Front Closing Fees shall be allocated among the New Term Loan Lenders party to this Agreement as Lenders on the Increased Amount Date ratably in accordance with the stated principal amount of each such New Term Loan Lender’s New Term Loans as of the Increased Amount Date. Such Up-Front Closing Fees will be in all respects fully earned, due and payable on the Increased Amount Date and non-refundable and non-creditable thereafter.

5.	Proposed Borrowing. This Agreement represents the U.S. Borrower’s request to borrow Series A New Term Loans from the New Term Loan Lenders as follows (the “Proposed Borrowing”):

a.	Business Day of Proposed Borrowing: November 25, 2009;

b.	Amount of Proposed Borrowing: Two Hundred Million Dollars ($200,000,000);

c.	Interest rate option: Zero Dollars ($0) of Base Rate Series A New Term Loans and Two Hundred Million Dollars ($200,000,000) of Eurocurrency Rate Series A New Term Loans with an initial Interest Period of three (3) months; and

d.	Account Number and Location: Bank of America, Routing Number: 026009593, Account Number: 1233246081.

6.

Status as a Lender; Status as Loans. Holdings, the Borrowers and each New Term Loan Lender acknowledges and agrees that, (i) upon its execution of this Agreement and upon the Increased Amount Date, each New Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder, (ii) notwithstanding anything to the contrary in the Credit Agreement or any Loan Document, each Series A New Term Loan shall also be deemed (A) a “Loan” and (B) to have terms otherwise identical to a “Term Loan”, in each case, as the applicable context requires, under, and for all purposes of, the Credit Agreement and the other Loan Documents, with such terms and conditions applicable thereto in each case as specified in the Credit Agreement or such Loan Document, unless otherwise separately and specifically stated therefor in this Agreement, (iii) for purposes of Section 9.02(b) of the Credit Agreement, the Series A New Term Loans shall be considered (A) collectively with all other Loans for purposes of making determinations of “Required Lenders” and (B) as a single Class for purposes of clause (y) of the proviso in such Section, (iv) the reference in Section 2.09(c) of the Credit Agreement to “Term Loan Facilities” and to “Term Loan Facility” shall in each case also include a corresponding reference to “Series A New Term Loan Facility” and the reference in Section 7.01(b) of the Credit Agreement to “Term Loan Facility” shall also include a corresponding reference to the “Series A New Term Loan Facility” and (v) the definitions of “Secured Obligations”, “Obligations” and “Domestic Obligations” shall be deemed to include all unpaid principal of and accrued and unpaid interest on all Series A New Term Loans. For the avoidance of doubt, each party hereto acknowledges and agrees that it is the intention of such party that (X) except as otherwise separately and specifically stated therefor in this Agreement, the terms and conditions applicable to, and the provisions in the Credit Agreement (as supplemented by this Agreement) and the other Loan Documents relating to, the Series A New Term Loans shall be identical to the terms and conditions applicable to, and the provisions in the Credit Agreement (as supplemented by this Agreement) and the other Loan Documents relating to, the Term Loans and (Y) notwithstanding the provisions set forth in the foregoing clause (X), the New Term Commitments shall not constitute “Term Commitments” under the Credit Agreement or any other Loan Document, and the Series A New Term Loans shall not constitute “Term Loans” under the Credit Agreement or any other Loan Document.

7.	Credit Agreement Governs. Except as otherwise set forth in this Agreement, the New Term Commitments and Series A New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents. Each of the parties hereto agree that this Agreement is a Loan Document.

8.	Conditions Precedent. The New Term Commitments and the obligations of the New Term Loan Lenders to make Series A New Term Loans hereunder on the Increased Amount Date shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 14 hereof):

a.	The Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) fully executed copies of the other Loan Documents to be entered into on the Increased Amount Date and such other certificates, documents, instruments and agreements as the Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a New Term Loan Lender pursuant to Section 2.07 of the Credit Agreement at least three Business Days prior to the Increased Amount Date.

b.	The New Term Loan Lenders and the Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable documented fees and expenses of legal counsel), on or before the Increased Amount Date.

c.	Each Loan Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Agreement.

d.	The representations and warranties contained in Section 9 of this Agreement are and will be true and correct in all material respects on and as of the Increased Amount Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

e.	Both before and after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.

f.	After giving pro forma effect to this Agreement and the incurrence of the Series A New Term Loans, the U.S. Borrower and the Restricted Subsidiaries shall be in compliance with Section 6.10 of the Credit Agreement as of the last day of the most recently ended fiscal quarter prior to such Increased Amount Date and shall not in any event, on a pro forma basis, have a Consolidated Secured Debt Ratio as of such most recently ended fiscal quarter that is in excess of the level specified on the Closing Date as the maximum Consolidated Secured Debt Ratio permitted as of the end of the fiscal quarter ending March 31, 2008.

g.	The Agent shall have received, on behalf of itself, the Joint Lead Arrangers and the New Term Lenders on the Increased Amount Date, a favorable written opinion of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, special New York counsel for the Loan Parties, in form and substance reasonably satisfactory to the Agent and the Joint Lead Arrangers and (ii) local or other counsel reasonably satisfactory to the Agent and the Joint Lead Arrangers, in each case (A) dated the Closing Date, (B) addressed to the Agent, the Joint Lead Arrangers and the New Term Loan Lenders and (C) in form and substance reasonably satisfactory to the Agent and the Joint Lead Arrangers and covering such other matters under the laws of the respective jurisdiction in which such counsel is admitted to practice relating to the Loan Documents and the transactions contemplated by this Agreement, as the Agent and the Joint Lead Arrangers shall reasonably request; provided, however, that the condition precedent requiring delivery of opinions of counsel pursuant to clause (ii), solely with respect to the continuing perfection of security interests, may be waived by the Agent, in its sole discretion, to the extent the U.S. Borrower agrees to cause such counsel to deliver such opinions (X) with respect to any Domestic Subsidiary, by a date no more than 10 days after the Increased Amount Date, and (Y) with respect to any other Subsidiary, by a date no more than 45 days after the Increased Amount Date.

9.	Certifications, Representations and Covenants.

a.	By its execution of this Agreement, each of Holdings and each Borrower hereby certifies that:

i.	Both before and after giving effect to the making of the Series A New Term Loans on the date specified in Section 5(a) of this Agreement, each of the conditions set forth in Section 8 of this Agreement and Section 4.02(b) of the Credit Agreement shall have been satisfied;

ii.	No event has occurred that would constitute a Default or an Event of Default on the Increased Amount Date before or after giving effect to the New Term Commitments.

iii.	After giving pro forma effect to this Agreement and the extensions of the Series A New Term Loans, the U.S. Borrower and the Restricted Subsidiaries shall be in compliance with Section 6.10 of the Credit Agreement as of the last day of the most recently ended fiscal quarter prior to such Increased Amount Date and shall not in any event, on a pro forma basis, have a Consolidated Secured Debt Ratio as of such most recently ended fiscal quarter that is in excess of the level specified on the Closing Date as the maximum Consolidated Secured Debt Ratio permitted as of the end of the fiscal quarter ending March 31, 2008.

b.	In order to induce New Term Loan Lenders to enter into this Agreement, each Loan Party which is a party hereto represents and warrants to the Agent and each New Term Loan Lender that the following statements are true and correct in all material respects:

i.	Corporate Power and Authority. Each Loan Party, which is party hereto, has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as supplemented by this Agreement and the other Loan Documents.

ii.	Authorization of Agreements. The execution and delivery of this Agreement and the performance of the Credit Agreement as supplemented by this Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of each Loan Party.

iii.	No Conflict. The execution and delivery by each Loan Party of this Agreement and the performance by each Loan Party of the Credit Agreement as supplemented by this Agreement and the other Loan Documents do not and will not (i) violate (A) any provision of law, statute, rule or regulation in any material respect, or any provision of the certificate or articles of incorporation, memorandum of association or other constitutive documents or by-laws (or by-laws) of Holdings, the Borrowers or any other Subsidiary of Holdings, (B) any order of any Governmental Authority in any material respect or (C) any provision of any material indenture, agreement or other instrument to which Holdings, Borrower or any Subsidiary is a party or by which any of them or any material portion of their property is or may be bound (other than any such indenture, agreement, or other instrument to be terminated on the Increased Amount Date or pursuant to which all relevant consents, or waivers have been obtained), (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, (iii) except as permitted under the Credit Agreement as supplemented by this Agreement, result in the creation or imposition of any Lien upon or with respect to any material property or assets now owned or hereafter acquired by Holdings, the Borrowers or any other Subsidiary of Holdings (other than any Lien created or permitted hereunder or under the Collateral Documents), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any contractual obligation of each Loan Party, except for such approvals or consents which will be obtained on or before the Increased Amount Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect. The execution and delivery by each Loan Party of this Agreement and the performance by each Loan Party of this Agreement does not and will not violate any provision of the Credit Agreement. Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof or the Increased Amount Date.

iv.	Governmental Consents. No material action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Loan Party of this Agreement and the performance by the Borrowers and Holdings of the Credit Agreement as supplemented by this Agreement and the other Loan Documents, except for such actions, consents and approvals which have been obtained and are in full force and effect or which are not material to the consummation of this Agreement and the performance of the Credit Agreement as supplemented by this Agreement and the other Loan Documents.

v.	Binding Obligation. This Agreement and the Credit Agreement as supplemented by this Agreement have been duly executed and delivered by each of the Loan Parties party thereto and each constitutes a legal, valid and binding obligation of such Loan Party to the extent a party thereto, enforce-able against such Loan Party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

vi.	Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article III of the Credit Agreement as supplemented by this Agreement are and will be true and correct in all material respects on and as of the Increased Amount Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

vii.	Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default or a Default.

c.	By its execution of this Agreement, the U.S. Borrower hereby covenants (i) that it shall make any payments required pursuant to this Agreement and the Credit Agreement in connection with the Series A New Term Loans and (ii) to the extent any opinion required to be delivered as a condition precedent set forth in Section 8(g)(ii) hereof is not delivered on the Increased Amount Date in accordance with the provisions set forth therein, the U.S. Borrower shall cause such applicable counsel to deliver such applicable opinions (X) with respect to any Domestic Subsidiary, by a date no more than 10 days after the Increased Amount Date, and (Y) with respect to any other Subsidiary, by a date no more than 45 days after the Increased Amount Date.

10.	Eligible Assignees; Initial Syndication. By its execution of this Agreement, each New Term Loan Lender represents and warrants that it meets all the requirements to be an assignee under Section 9.04(b) of the Credit Agreement (subject to such consents, if any, as may be required thereunder). Notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, clause (b)(i)(A) of Section 9.04 of the Credit Agreement shall not apply to the primary assignments of Series A New Term Loans or New Term Commitments by any New Term Loan Lender (or its Affiliates and Approved Funds) with respect to which Credit Suisse Securities (USA) LLC or Goldman Sachs Credit Partners L.P. has given written notice to the Agent on or before the Increased Amount Date.

11.	Notice. For purposes of the Credit Agreement, the initial notice address of each New Term Loan Lender shall be as set forth below its signature below.

12.	Non-U.S. Lenders. For each New Term Loan Lender that is a Non-U.S. Lender, delivered herewith to the U.S. Borrower and the Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Term Loan Lender may be required to deliver to the U.S. Borrower and the Agent pursuant to Section 2.15(h) of the Credit Agreement.

13.	Recordation of the Commitments and Loans. On the Increased Amount Date, the Agent will record the New Term Commitment of each New Term Loan Lender in the Register and, once the Series A New Term Loans are made, will record the Series A New Term Loans in the accounts maintained by the Agent pursuant to Section 2.07(b) of the Credit Agreement.

14.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto; provided, however, that from and after the Increased Amount Date, any amendments, modifications or waivers shall be governed by the terms of Section 9.02 of the Credit Agreement.

15.	Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

16.	GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

17.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

18.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (including pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

19.	Acknowledgement and Consent. Each Loan Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Agreement and consents to the supplement of the Credit Agreement effected pursuant to this Agreement.

Each Loan Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).

Each Loan Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. Each Loan Guarantor represents and warrants that all representations and warranties contained in the Credit Agreement as supplemented by this Agreement and the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Increased Amount Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Loan Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Loan Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to any supplement to the Credit Agreement effected pursuant to this Agreement and (ii) nothing in the Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Loan Guarantor to any future amendments to the Credit Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Incremental Facility Supplement Agreement as of November 25, 2009.

HAWKER BEECHCRAFT, INC.,
Holdings

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC, the U.S. Borrower

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

HAWKER BEECHCRAFT LIMITED, the U.K. Borrower

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Director

LOAN GUARANTORS:	HAWKER BEECHCRAFT CORPORATION

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

RAPID AIRCRAFT PARTS INVENTORY AND DISTRIBUTION COMPANY, LLC

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

ARKANSAS AEROSPACE, INC.

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

HAWKER BEECHCRAFT QUALITY SUPPORT COMPANY

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

HAWKER BEECHCRAFT SERVICES, INC.

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

TRAVEL AIR INSURANCE COMPANY, LTD.

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

TRAVEL AIR INSURANCE COMPANY (KANSAS)

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

HAWKER BEECHCRAFT REGIONAL OFFICES, INC.

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

BEECHCRAFT AVIATION COMPANY

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

HAWKER BEECHCRAFT FINANCE CORPORATION

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

HAWKER BEECHCRAFT NOTES COMPANY

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

HAWKER BEECHCRAFT INTERNATIONAL DELIVERY CORPORATION

By:	/s/ James D. Knight
Name:	James D. Knight
Title:	President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
(FORMERLY KNOWN AS CREDIT SUISSE, CAYMAN ISLANDS BRANCH), as Agent

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Director

By:	/s/ Ilya Ivashkov
Name:	Ilya Ivashkov
Title:	Associate

CREDIT SUISSE SECURITIES (USA) LLC, as Joint Lead Arranger

By:	/s/ Rob Kobre
Name:	Rob Kobre
Title:	Managing Director

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Joint Lead Arranger

By:	/s/ Alexis Maged
Name:	Alexis Maged
Title:	Authorized Signatory

GOLDMAN SACHS LENDING PARTNERS LLC, as Lender

By:	/s/ Alexis Maged
Name:	Alexis Maged
Title:	Authorized Signatory

SCHEDULE A

TO INCREMENTAL FACILITY SUPPLEMENT AGREEMENT

Name of New Term Loan Lender	Type of Commitment	Amount
Credit Suisse AG, Cayman Islands Branch	New Term Commitment	$130,000,000
Goldman Sachs Lending Partners LLC	New Term Commitment	$70,000,000

Total:		$200,000,000